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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ENVOY Corporation on Form S-3 of our report dated February 10, 1995 (June 6, 1995 as to Note 3) and of our report date February 10, 1995 relating to the financial statement schedule, appearing in the Annual Report on Form 10-K of ENVOY Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 31, 1996